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                                                                   EXHIBIT 10.3

                             AMENDMENT NO. 2 TO THE
               R. G. BARRY CORPORATION ASSOCIATES' RETIREMENT PLAN
        (AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1997, AND EXECUTED ON
                               DECEMBER 31, 2001)
                                     FOR THE
                         ECONOMIC GROWTH AND TAX RELIEF
                           RECONCILIATION ACT OF 2001

         WHEREAS, R. G. Barry Corporation (the "Sponsor") has adopted the R. G. Barry Corporation Associates' Retirement Plan (the "Plan"); and

         WHEREAS, the Plan provides that it may be amended from time to time;
and

         WHEREAS, the Economic Growth & Tax Relief Reconciliation Act of 2001 ("EGTRRA") became law generally effective on and after January 1, 2002; and

         WHEREAS, the Sponsor also desires to amend the Plan for certain other purposes;

         NOW, THEREFORE, the Plan is amended as follows:

         1. The following shall be added to Section 2.1(a)(2) of the Plan, effective for distributions with annuity starting dates on or after December 31, 2002:

         Notwithstanding any other Plan provisions to the contrary, the applicable mortality table used for the purpose of adjusting any benefit or limitation under Section 415(b)(2)(B), (C) or (D) of the Code (as further described in Section 4.11 of the Plan) or with regard to the payment of any lump sum benefit from the Plan, is the table prescribed in Rev. Rul. 2001-62.

         2. The following shall be added to Section 2.1(j) of the Plan at the end thereof, effective for Compensation earned during the first Plan Year beginning after December 31, 2001:

         In determining benefit accruals in Plan Years beginning after December 31, 2001, the annual compensation limit for determination periods before January 1, 2002 shall be $200,000.

         3. Section 4.13(b)(3) of the Plan shall be deleted in its entirety and the following shall be substituted, effective for distributions from the Plan after December 31, 2001:

         (3) "ELIGIBLE RETIREMENT PLAN" means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a) or a qualified trust described in Code Section 401(a) that accepts the Distributee's Eligible Rollover Distribution. Effective for distributions from the Plan on and after January 1, 2002, an "ELIGIBLE RETIREMENT PLAN" shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state and which agrees to

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                  separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving Spouse or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code
                  Section 414(p).

         4. Section 6.9 shall be deleted in its entirety and the following shall be substituted, effective for claims filed on or after January 1, 2002:

         6.9      CLAIMS FOR BENEFITS

         (a)      FILING A CLAIM

                  A Participant, Beneficiary, alternate payee, or such person's authorized representative, or the Employer acting on behalf of such individual will notify the Committee or its designee of a claim for benefits under the Plan. Such request will set forth the basis of such claim and will authorize the Committee to conduct such examinations as may be necessary for the Committee to determine, in its discretion, the validity of the claim, and to take such steps as may be necessary to facilitate the payment of benefits to which the claimant may be entitled under the terms of the Plan. Before deciding the claim, the Committee shall review the provisions of the Plan, summary plan description and other relevant plan documents, including similar claims, in order to ensure and verify that the claim is made in accordance with such documents and the decision is applied consistently with regard to similarly situated claimants.

                  A decision by the Committee on a claim for benefits under the Plan, other than a claim for Disability benefits pursuant to Section
         4.4 of the Plan, will be made within a reasonable period of time and not later than 90 days after the Committee's receipt of such claim, unless special circumstances require an extension of the time for deciding the claim, in which case a decision will be rendered as soon as reasonably possible, but not later than 180 days after the initial receipt of the claim for benefits. The claimant will be notified of the extension prior to the expiration of the 90-day period described in this paragraph. Such notice to the claimant shall indicate the special circumstances requiring the extension and the date by which the Committee expects to render a decision.

                  A decision by the Committee on a claim for Disability retirement pursuant to Section 4.4 of the Plan shall be made promptly and not later than 45 days after the Committee's receipt of the claim, unless the Committee determines that an extension of time of 30 days is necessary due to matters beyond the control of the Plan, and notifies the claimant prior to the expiration of the 45-day period of the circumstances requiring the extension of time and the date a decision will be made. If, prior to the end of the first 30-day extension period, the Committee determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within the first 30-day extension period and notifies the claimant of the circumstances requiring the need for an additional extension, the determination may be extended for an additional 30 days after the expiration of the first 30-day extension. The notice to the claimant of the first or second 30-day extension shall explain the standards on which entitlement of a benefit is based, the unresolved issues that prevent a decision on the claim and the additional information



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         needed to resolve such issues. To the extent that the Committee requests an extension due to the failure of the claimant to submit information necessary to decide a claim, the period of making the benefit determination described in this paragraph shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information. The claimant shall be afforded at least 45 days within which to provide the specified information.

         (b)      DENIAL OF CLAIM

                  Whenever a claim for benefits by a claimant has been denied by the Committee, in whole or in part, a written notice, prepared in a manner calculated to be understood by such individual, must be provided by written or electronic means, and must set forth:

                  (a) the specific reason or reasons for the denial;

                  (b) the specific reference to the pertinent Plan provisions on which the denial is based;

                  (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (d) an explanation of the Plan's claim review procedure and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse determination.

                  In the case of an adverse determination of a claim for Disability benefits in accordance with Section 4.4 of the Plan, the information provided to the claimant shall also include, to the extent necessary, the information set forth in Department of Labor Regulation 2560.503-1(g)(1)(v).

         (c)      REMEDIES AVAILABLE TO CLAIMANTS

                  Upon denial of his claim by the Committee, the claimant may:

                  (a) request a review upon written application to the Plan;

                  (b) review and receive copies of all documents, records and other information relevant to claimant's claim for benefits; and

                  (c) submit issues and comments in writing to a named fiduciary.

                  The claimant will have 60 days (180 days in the case of a claim for Disability benefits) after receipt of the notification of a denial of his or her claim to request a review of such denied claim.



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                  The named fiduciary will consider all information submitted by the claimant, regardless of whether the information was part of the original claim. A decision by a named fiduciary will be made within a reasonable period of time and not later than 60 days (45 days in the case of a claim for Disability benefits) after the named fiduciary's receipt of a request for review, unless special circumstances require an extension of the time for processing, in which case, a decision will be rendered as soon as possible, but not later than 120 days (90 days in the case of a claim for Disability benefits) after receipt of a request for review. The claimant will be notified of the extension prior to the expiration of the 45- or 60-day period described in this paragraph. Such notice to the claimant shall indicate the special circumstances requiring the extension and the date by which the named fiduciary expects to render a decision.

                  The decision on review by a named fiduciary will be in writing and will include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based. The decision shall also include a statement of the claimant's right to bring an action under Section 502(a) of ERISA.

                  In the case of a claim for Disability benefits: (a) the review of the denied claim shall be conducted by a named fiduciary who is neither the individual who made the benefit determination nor a subordinate of such person; and (b) no deference shall be given to the initial benefit determination. For issues involving medical judgment, the named fiduciary must consult with an independent health care professional, who may not be the health care professional who decided the initial claim.

         5. The following shall be added prior to the first sentence of Section 4.11(a) of the Plan, effective for Limitation Years beginning after December 31, 2001:

                  Amendments to the Plan set forth by the Economic Growth and Tax Relief Reconciliation Act of 2001 shall apply to Participants who are credited with an Hour of Service on or after the date the amended provision is first effective.

         6. The words "(together with that provided by all other defined benefit plans of the Employer or any Affiliate)" set forth in Section 4.11(a) of the Plan shall be deleted in their entirety and the following shall be substituted, effective for Limitation Years ending after December 31, 2001:

         (together with that provided by all other defined benefit plans of the Employer or any Affiliate, excluding any multiemployer defined benefit plan under which a Participant also accrues a benefit)

         7. The following sentence shall be added prior to the first sentence of the second paragraph of Section 4.11(b):

                  This paragraph shall cease to be applicable for Limitation Years ending after December 31, 2001.


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         8. The last paragraph of Section 4.11(b) of the Plan shall be deleted in its entirety and the following shall be substituted, effective for Limitation Years ending after December 31, 2001:

         If the retirement benefit of a Member begins after the Member attains age 65, the dollar limitation shall be adjusted so that it is the Actuarial Equivalent of an annual benefit of such dollar limitation beginning at age 65. The Actuarial Equivalent shall be the lesser of
         (i) the equivalent amount computed using the factors used in determining the Actuarial Equivalent as described in Section 2.1(a)(1) and (2) and (ii) the equivalent amount computed using 5 percent interest and the mortality assumptions described in Section 2.1(a)(2).

         9. Section 11.2(c) of the Plan shall be deleted in its entirety and the following shall be substituted, effective for Plan Years commencing after December 31, 2001:

                  (c) "KEY EMPLOYEE" means a Member or former Member (and the Beneficiaries of such Member) who at any time during the determination period was (A) an officer of the Employer with annual compensation exceeding $130,000 [as adjusted in accordance with Code Section 417(i)(1)(A)]; (B) a 5% owner of the Employer; or (C) a 1% owner of the Employer or an Affiliate who has annual compensation of more than $150,000.

         10. The second sentence of the last paragraph of Section 11.2(d) shall be deleted in its entirety and the following shall be substituted, effective for Plan Years commencing after December 31, 2001:

         Furthermore, if a Member has not performed any service for an Employer or Affiliate during the one-year period ending on the Determination Date, any accrued benefit of such Member (and any account for such Member) shall not be taken into account in computing top-heaviness under this Article XI.

         11. Section 11.2(d)(3) shall be deleted in its entirety and shall be restated, effective for Plan Years commencing after December 31, 2001:

         (3) the amount of distributions to the Member, surviving Spouse or Beneficiary during the one-year period ending on the Determination Date for distribution as a result of separation from service, death or disability, or during the five-year period ending on the Determination Date for all other distributions. Notwithstanding the foregoing, a distribution which is a tax-free rollover contribution (or similar transfer) that is not initiated by the Member or that is contributed to a plan which is maintained by an Employer or Affiliate reduced by--

         12. The following sentence shall be added to Section 11.4(a) at the end thereof, effective for Plan Years commencing after December 31, 2001:

                  In determining the minimum accrued benefit under this section, service with the Employer shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits no Key Employee or former Key Employee.


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         IN WITNESS WHEREOF, this amendment shall be effective as of the dates set forth above.

                                         R. G. BARRY CORPORATION



                                         By: /s/ Harry Miller
                                             ----------------------------------

                                         Name (Print): Harry Miller
                                                       ------------------------

                                         Title: VP, Human Resources
                                                -------------------------------


Date:  10/8/02
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